                              MEDIAONE GROUP, INC.,
                                     Issuer



                                       and


                           BANK ONE TRUST COMPANY, NA,
                (successor to The First National Bank of Chicago)
                                     Trustee



                           ---------------------------



                      FORM OF FOURTH SUPPLEMENTAL INDENTURE
                             Dated as of ____, 1999

             Supplemental to Indenture dated as of November 13, 1995

                  FOURTH SUPPLEMENTAL INDENTURE, dated as of ______, 1999 (this "Supplemental Indenture"), made and entered into by and between MediaOne Group, Inc., a corporation organized and existing under the laws of the State of Delaware having its principal office at 188 Inverness Drive West, Englewood, CO 80112 (the "Company"), and Bank One Trust Company, NA, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee") under the indenture of the Company (the "Indenture") dated as of November 13, 1995.

                  WHEREAS, Sections 9.01(6) and (7) of the Indenture provide that the Company and Trustee may enter into one or more indentures supplemental to the Indenture without the consent of any Securityholder, (a) to provide for the issuance of and establish the form, terms and conditions of Securities of any Series as provided by Section 2.02 thereof and (b) to make any change in the Indenture that does not adversely affect the rights of any Securityholder in any material respect; and

                  WHEREAS, the Indenture also provides for the issuance from time to time of unsecured and unsubordinated debentures, notes or other evidences of indebtedness (the "Securities"), issuable for the purposes and subject to the limitations contained in the Indenture; and

                  WHEREAS, the Company has duly authorized the creation of a Series of its Securities denominated its "___% Exchangeable Notes Due November 15, 2002" representing up to _____ of its "Premium Income Exchangeable Securities-SM-" (such Securities being referred to herein as the "PIES-SM-"), the principal amount of which is mandatorily exchangeable at Maturity into American Depositary Receipts ("Vodafone ADRs") representing ordinary shares ("Vodafone Ordinary Shares") of Vodafone AirTouch Public Limited Company, a public limited company organized under the laws of England and Wales ("Vodafone"), or, at the option of the Company (under the circumstances described herein), cash, in either case at the Exchange Ratio (as defined herein) and or such other consideration as permitted or required by the terms of the PIES; and

                  WHEREAS Bank One Trust Company NA has succeeded The First
National Bank of Chicago as Trustee under the Indenture pursuant to           ;
and

                  WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

                  WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the PIES, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms:

                  NOW, THEREFORE:

                  For and in consideration of the premises and purchase of the Securities of any Series issued on or after the date hereof by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any such Series, as follows:

                                    ARTICLE I
                    Certain Provisions of General Application

                  SECTION 101.  DEFINITIONS.

                  For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                   (1) the terms defined in this Article have the meanings assigned to them in this Article;

                   (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                   (3) capitalized terms used but not defined herein are used as they are defined in the Indenture.

                  "Adjustment Event" has the meaning set forth in Section
205(b).

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

                   "Cash Delivery Option" has the meaning set forth in Section 202.

                  "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of the security on the NYSE on the relevant date, (ii) if the security is not listed for trading on the NYSE on the relevant date, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on the relevant date by the NASDAQ Stock Market, (iii) if the security is not listed for trading on the NYSE and not reported on the NASDAQ Stock Market on the relevant date, the U.S. dollar equivalent (converted from U.K. pounds sterling at the Noon Buying Rate on the relevant date) of the closing sale price (or, if no closing price is reported, the last reported sale price) of the security as derived from the Daily Official List of the London Stock Exchange on the relevant date, (iv) if the security is not listed for trading on the NYSE or the London Stock Exchange and not reported the NASDAQ Stock Market on the relevant date, as reported in the composite transactions on the relevant date for the principal United States securities exchange on which the security is so listed, (v) if the security is not so reported, the last quoted bid price for the security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization, or
(vi) if the security is not so quoted, the average of the mid-point of the last bid and ask prices for the security on the relevant date from each of at least three nationally recognized independent investment banking firms that we select for this purpose.

                  "Continuing Obligations" means the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08 and Article 8 (as
amended hereby) of the Indenture and Section 206(c) hereof, each of which shall survive until the Securities are no longer outstanding.

                  "Depositary" means the depositary for the for the Vodafone Ordinary Shares represented by the Vodafone ADRs, currently The Bank of New York, pursuant to the Deposit Agreement, dated as of October 12, 1988, as amended, between the Depositary and Vodafone.

                   "Dilution Event" has the meaning set forth in Section 206(a)(ii).

                  "Exchange Ratio" means a rate equal to (a) if the Maturity Price is greater than or equal to the Threshold Appreciation Price, _____ Vodafone ADRs per PIES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, a fraction of one Vodafone ADR equal to the quotient of (i) the Initial Price divided by (ii) the Maturity Price (such fractional Vodafone ADR being calculated to the nearest 1/10,000th of a Vodafone ADR or, if there is not a nearest 1/10,000th of a Vodafone ADR, to the next highest 1/10,000th of a Vodafone ADR) and (c) if the Maturity Price is less than or equal to the Initial Price, one Vodafone ADR per PIES; PROVIDED, HOWEVER, that the Exchange Ratio is subject to adjustment from time to time pursuant to Section 205(a).

                  "Extension Period" has the meaning set forth in Section 204.

                  "Initial Price" means $______ per Vodafone ADR.

                  "Interest Payment Date" means February 15, May 15, August 15, and November 15 of each year, commencing February 15, 2000.

                  "Market Price" means, as of any date of determination, the average Closing Price per Vodafone ADR or Vodafone Ordinary Share, as applicable, on the five Trading Days immediately prior to (but not including) the date of determination; PROVIDED, HOWEVER, that if there are not five Trading Days for the Vodafone ADRs or Vodafone Ordinary Shares, as applicable, occurring later than the 60th calendar day immediately prior to, but not including, such date, "Market Price" means the market value per Vodafone ADR or Vodafone Ordinary Share, as applicable, as of such date as determined by a nationally recognized investment banking firm retained for such purpose by the Company. If an "ex-dividend" date for the Vodafone Ordinary Shares, or the record date for a distribution on the Vodafone ADRs, occurs during the five Trading Day period used in determining the relevant security's Market Price, the closing price of the relevant security on any day prior to the "ex-dividend" date or record date, as the case may be, used in calculating the Market Price shall be reduced by the amount of the dividend or distribution, as applicable. For this purpose, the amount of a non-cash dividend or distribution will be equal to the value of that dividend or distribution as determined by a nationally recognized investment banking firm retained for such purpose by the Company.

                  "Maturity" means the date on which the principal of a PIES becomes due and payable as provided herein, whether at Stated Maturity (whether as initially stated or extended) or by declaration of acceleration, Post-Extension Termination or otherwise.

                  "Maturity Price" means (i) if the date of Maturity occurs other than at a Post-Extension Termination Date, the average Closing Price per Vodafone ADR on the 20 Trading Days immediately prior to but not including such date of Maturity and (ii) if the date of Maturity occurs at a Post-Extension Termination Date, the Closing Price per Vodafone ADR on the Trading Day immediately preceding the date that the related Refinancing Offer is priced (the "Pricing Date") or, if such Refinancing Offer is priced after 4:00 p.m., New York time, on the Pricing Date, the Closing Price per Vodafone ADR on the Pricing Date; PROVIDED, HOWEVER, that in the case of clause (i) if there are not 20 Trading Days for Vodafone ADRs occurring later than the 60th calendar day immediately prior to, but not including, such date of Maturity, or in the case of clause (ii) if there is no Trading Day for Vodafone ADRs occurring on the Business Day immediately prior to the Pricing Date or if the Refinancing Offer is priced after 4:00 p.m., New York time on the Pricing Date and the Pricing Date is not a Trading Date, then in any such case "Maturity Price" means the Closing Price per Vodafone ADR on the first Trading Day prior to Maturity. For purposes of determining the Maturity Price, the Closing Price of any securities on any day prior to any "ex-dividend" date occurring during the relevant 20 Trading Day Period for any dividend paid or to be paid with respect to such security shall be reduced by the amount of such dividend, and if such dividend is a non-cash dividend the amount of such non-cash dividend will be its value as determined by a nationally recognized investment banking firm retained for such purpose by the Company.

                  "Noon Buying Rate" means the noon buying rate in New York City for cable transfers in pounds sterling, as certified for customs purposes by the Federal Reserve Bank of New York.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Ordinary Cash Dividend" means, with respect to any consecutive 365-day period, any dividend with respect to Vodafone Ordinary Shares that Vodafone pays in cash during such 365-day period to the extent that the amount of such dividend, together with the total amount of all other dividends on Vodafone Ordinary Shares that Vodafone has paid in cash during such 365-day period, does not exceed on a per-share basis 10% of the average of the Closing Prices of Vodafone ordinary shares over such 365-day period (the amount of cash dividends paid on a per share basis to be appropriately adjusted to reflect the occurrence during such period of any event described in Section 205(a) or Section 205(b), deeming references to Vodafone ADRs therein to be references to Vodafone Ordinary Shares). For purposes of this definition, any cash dividend shall be deemed to be paid as of the record date for such cash dividend.

                   "PIES" has the meaning set forth in the recitals to this Supplemental Indenture.

                   "Post -Extension Termination" has the meaning set forth in
Section 204.

                  "Post-Extension Termination Date" means any date of Maturity other than the Stated Maturity that is established pursuant to Section 204.

                  "Pricing Date" has the meaning specified in the definition of "Maturity Price" set forth in this Article.

                  "Qualifying European Securities Exchange" means a securities exchange located in Europe with total annual turnover of equity securities in excess of $1 billion in the most recently completed calendar year for which data has been released by such exchange as of the relevant time of determination (adjusted, as necessary, to eliminate double-counting of transactions).

                  "Refinancing Offer" means a refinancing, reoffering or retirement of all or a part of the PIES effected not earlier than November 15, 2002 by means of a completed offer or offers (which may include one or more exchange offers) by or on behalf of the Company.

                   "Reported Securities" has the meaning set forth in subparagraph (3) of Section 205(b).

                  "Share Components" means the ratios of Vodafone ADRs per PIES specified in clauses (a), (b) and (c) of the definition of "Exchange Ratio" set forth in this Article.

                  "Stated Maturity" means November 15, 2002 except that, following an extension pursuant to Section 204, "Stated Maturity" as of the time of determination means February 15, 2003 or May 15, 2003 as indicated in the most recent extension notice given pursuant to Section 206(d).

                  "Threshold Appreciation Price" means $______ per Vodafone ADR.

                  "Trading Day" means a business day on which the relevant security for purposes of determining the Maturity Price (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market in the United States or the United Kingdom at the close of business and (ii) has traded at least once on the United States national or regional securities exchange or association, Qualifying European Securities Exchange or over-the-counter market that is the primary market for the trading of such security.

                  "Transaction Value" means (a) for any cash received in any Adjustment Event, the amount of cash received per Vodafone ADR, (b) for any Reported Securities received in any Adjustment Event, an amount equal to the product of (x) the average Closing Price per security of such Reported Securities on the 20 Trading Days immediately prior to, but not including, Maturity multiplied by (y) the number of such Reported Securities (as adjusted pursuant to subparagraph (b)(4) of Section 205) received per Vodafone ADR and
(c) for any property received in any Adjustment Event other than cash or such Reported Securities, an amount equal to the fair market value of the property received per Vodafone ADR on the date such property is received, as determined by a nationally recognized investment banking firm retained for this purpose by the Company; PROVIDED, HOWEVER, that in the case of clause (b), (i) with respect to securities that are Reported Securities by virtue of only clause (v) of the definition of Reported Securities, "Transaction Value" means the product of the average of the mid-point of the last bid and ask prices for such Reported Security as of Maturity from each of at least three nationally recognized investment banking firms retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to subparagraph
(b)(4) of Section 205) received per Vodafone ADR and (ii) with respect to all other Reported Securities, if there are not 20 Trading Days for any particular Reported Security occurring after the 60th calendar day immediately prior to, but not including, the date of Maturity, Transaction Value with respect to such Reported Security means the market value per security of such Reported Security as of Maturity as determined by a nationally recognized investment banking firm retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to subparagraph (b)(4) of Section 205) received per Vodafone ADR.
For purposes of calculating the Transaction Value, any cash, Reported
Securities or other property receivable in an Adjustment Event shall be deemed to have been received immediately prior to the close of business on the record date for such Adjustment Event or, if there is no record date for such Adjustment Event, immediately prior to the close of business on the effective date of such Adjustment Event.

                   "U.S. Government Obligations" has the meaning set forth in
Section 303.

                   "Vodafone ADRs" has the meaning set forth in the recitals to this Supplemental Indenture.

                   "Vodafone Ordinary Shares" has the meaning set forth in the recitals to this Supplemental Indenture.

                  SECTION 102.  EFFECT OF HEADINGS.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION 103.  SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 104.  SEPARABILITY.

                  In case any provision in this Supplemental Indenture or the PIES shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 105.  CONFLICT WITH TRUST INDENTURE ACT.

                  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  SECTION 106.  BENEFITS OF SUPPLEMENTAL INDENTURE.

                  Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the PIES any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

                  SECTION 107.  GOVERNING LAW.

                  THIS SUPPLEMENTAL INDENTURE AND THE PIES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH PIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   ARTICLE II
                                    The PIES

                  SECTION 201.  TITLE AND TERMS.

                  There is hereby created under the Indenture a Series of Securities known and designated as the "___% Exchangeable Notes Due November 15, 2002" of the Company. The aggregate principal amount of PIES that may be authenticated and delivered under this Indenture is limited to $_______, except for PIES authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other PIES pursuant to Section 2.08, 2.09, 2.12,
3.06 or 9.05 of the Indenture.

                  The Stated Maturity for payment of principal of the PIES shall be November 15, 2002 or a later date as provided in the definition of "Stated Maturity" in Section 101 and the PIES shall bear interest at the rate of ___% per annum, from and including _______ __, 1999 or the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the relevant Interest Payment Date, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (commencing February 15, 2000) and at Maturity, to the persons in whose names the PIES (or any predecessor securities) are registered at the close of business on the last day of the calendar month immediately preceding such interest payment date, until principal thereof is paid or made available for payment, provided that nothing in this Indenture or the PIES is intended to prevent the Company or the Trustee from giving effect to the terms of the Issuing and Paying Agency Agreement between the Company, The Bank of New York and the Bank of New York, London, to be dated ________ __, 1999. In addition, if the Stated Maturity is extended as provided in Section 204, interest at the rate set forth in this Section 201 will continue to accrue on the PIES until Maturity and additional interest will accrue in arrears as provided in
Section 204.

                  The PIES shall be initially issued in the form of a Global Security and the depositary for the PIES shall be The Depository Trust Company, New York, New York (the "Depositary").

                  The PIES shall not be redeemable or terminable prior to their Stated Maturity except as provided in Section 204 and shall not be subject to any sinking fund.

                  The PIES shall be mandatorily exchangeable as provided in
Section 202.

                  The PIES shall be issuable in denominations of $____ and any integral multiple thereof.

                  The Company shall not be obligated to pay any additional amount on the PIES in respect of taxes, except as otherwise provided in Sections 207 and 301.

                  The form of PIES attached hereto as Exhibit A is hereby adopted, pursuant to Section 9.01(7) of the Indenture, as a form of Securities of a Series that consists of PIES.

                  SECTION 202.  EXCHANGE AT MATURITY.

                  Subject to Section 205(b), at Maturity the principal amount of each PIES shall be mandatorily exchanged by the Company into a number of Vodafone ADRs at the Exchange Ratio. The Holders of the PIES shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such ADRs. The Company may at its option deliver cash in lieu of delivering all or a portion (such portion to be selected by the Company in its discretion) of the Vodafone ADRs otherwise deliverable at Maturity (the "Cash Delivery Option"). The amount of cash deliverable in respect of each PIES (calculated to the nearest 1/100th of a dollar per PIES or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) shall be equal to the product of the number of Vodafone ADRs otherwise deliverable in respect of such PIES on the date of Maturity multiplied by the Maturity Price. An election to exercise the Cash Delivery Option with respect to less than all of the Vodafone ADRs otherwise deliverable at Maturity shall not in any way limit the Company's obligation to deliver the remaining Vodafone ADRs deliverable at Maturity. As further provided in Section 203, no fractional Vodafone ADRs shall be delivered pursuant to this Section 202. In determining the amount of cash deliverable in exchange for the PIES in lieu of Vodafone ADRs pursuant to the fourth sentence of this Section 202, if more than one PIES shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of PIES so surrendered at Maturity.

                  SECTION 203.  NO FRACTIONAL ADRS OR REPORTED SECURITIES.

                  If more than one PIES shall be surrendered for exchange pursuant to Section 202 at one time by the same Holder, the number of full Vodafone ADRs or Reported Securities which shall be delivered upon such exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of PIES surrendered. No fractional Vodafone ADRs or Reported Securities shall be issued or delivered upon any exchange pursuant to Section 202 of any PIES. In lieu of any fractional Vodafone ADRs or Reported Securities which, but for the immediately preceding sentence, would otherwise be deliverable upon such exchange, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional Vodafone ADRs or Reported Securities at the Maturity Price. The Company shall, upon such exchange of any PIES, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional Vodafone ADRs or Reported Securities deliverable upon such exchange, and the Company shall retain such fractional Vodafone ADRs or Reported Securities.

                  SECTION 204.  EXTENSIONS AND POST-EXTENSION TERMINATION.

                  The Company may at its option elect to extend the Stated Maturity of the PIES to February 15, 2003 and may further elect to extend the Maturity of the PIES to May 15, 2003.

The period from and including November 15, 2002 to the then current Stated Maturity, is referred to herein as an "Extension Period." The Company may exercise the election to extend the Stated Maturity by giving notice as provided in Section 206(d). In the event that the Company exercises its option to extend the Maturity of the PIES to May 15, 2003, interest at the rate set forth in Section 201 will continue to accrue on the PIES until Maturity and additional interest will accrue in arrears, commencing February 15, 2003 until Maturity, at a rate per annum equal to 0.5% of the principal amount of the PIES. Such additional interest shall be payable in the same manner, at the same time and to the same Holders as other interest payments required to be made under the PIES.

                  The Company may elect to cause all but not less than all of the PIES to mature at any time within an Extension Period upon completion of a Refinancing Offer ("Post-Extension Termination"), whereupon the PIES shall terminate and be repaid. The Company may exercise this election by (i) providing to the Trustee an Officers' Certificate to the effect that the Company is engaged in good faith efforts to launch and consummate a Refinancing Offer and
(ii) giving notice as provided in Section 206(e). The related date of Maturity for the PIES shall be the anticipated settlement date indicated in such notice, except that if the Company postpones the settlement date for the Refinancing Offer and gives two Business Days' prior notice by press release to Holders of such postponement, the date of Maturity for the PIES shall be such postponed date on which the Refinancing Offer actually settles. Notwithstanding the foregoing, if the Company terminates or abandons a Refinancing Offer and gives notice thereof by press release to Holders, any election made to cause Post-Extension Termination of the PIES will be deemed rescinded and thereafter the PIES will mature on the then existing date of Stated Maturity, subject to Post-Extension Termination on the terms described herein. For the avoidance of doubt, if a post-extension termination relates to a Refinancing Offer that is an exchange offer only PIES that are not subject to purchase in such Refinancing Offer should be terminated and repaid.

                  SECTION 205.  ADJUSTMENT OF EXCHANGE RATIO AND MATURITY PRICE.

                  (a) ADR DILUTION ADJUSTMENT EVENTS; RIGHTS ISSUE ADJUSTMENT EVENTS. The Exchange Ratio and the Maturity Price shall be subject to adjustment from time to time as follows:

                   (i)     If any of the following events shall occur:

                           (A) any subdivision or split of the outstanding
                               Vodafone ADRs,

                           (B) any distribution of additional Vodafone ADRs to
                               holders of Vodafone ADRs, or

                           (C) any combination of the outstanding Vodafone ADRs
                               into a smaller number of ADRs,

                   then, in any such event, the Exchange Ratio shall be adjusted by adjusting each of the Share Components of the Exchange Ratio in effect immediately prior to such event so that a Holder of any PIES shall be entitled to receive, upon mandatory exchange pursuant to Section 202 of the principal amount of such

                   PIES at Maturity, the number of Vodafone ADRs which such Holder of such PIES would have owned or been entitled to receive immediately following such event had such PIES been exchanged for the corresponding Vodafone ADRs immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of Vodafone ADRs entitled to receive such distribution in the case of distribution and shall become effective immediately after the effective date in the case of a subdivision, split or combination. Each such adjustment shall be made successively.


                           (ii) If (a) the Depositary distributes to holders of the Vodafone ADRs rights or warrants entitling holders of such ADRs to subscribe for or purchase additional Vodafone ADRs for less than their Market Price or (b) Vodafone issues rights or warrants to all holders of Vodafone Ordinary Shares entitling holders of such shares to subscribe for or purchase Vodafone Ordinary Shares for less than their Market Price, and the Depositary distributes such rights or warrants to holders of Vodafone ADRs (except where the Vodafone ADRs represent more than a de minimis amount of property other than Vodafone Ordinary Shares during the period in which Market Price is determined pursuant to paragraph (a)(iii) of this Section or the securities distributed are rights to purchase Vodafone Ordinary Shares pursuant to a plan for the reinvestment of dividends), the Exchange Ratio shall be adjusted by multiplying each of the Share Components of the Exchange Ratio in effect on the record date for the issuance of such rights or warrants, by a fraction, of which the numerator shall be (A) the number of Vodafone Ordinary Shares or Vodafone ADRs, as applicable, outstanding on the record date for the issuance of the rights or warrants, plus (B) the number of additional Vodafone Ordinary Shares or Vodafone ADRs, as applicable, offered for subscription or purchase pursuant to the rights or warrants, and of which the denominator shall be (X) the number of Vodafone Ordinary Shares or Vodafone ADRs, as applicable, outstanding on the record date for the issuance of the rights or warrants, plus (Y) the product of (1) the number of additional Vodafone Ordinary Shares or Vodafone ADRs, as applicable, offered for subscription or purchase pursuant to the rights or warrants, multiplied by (2) the quotient of the exercise price of the rights or warrants divided by the Market Price of the Vodafone Ordinary Shares or Vodafone ADRs, as applicable, on the business day next following the record date for determination of holders of Vodafone Ordinary Shares or Vodafone ADRs, as applicable, entitled to receive the rights or warrants. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that such rights or warrants expire prior to the Maturity of the PIES and Vodafone Ordinary Shares or Vodafone ADRs, as applicable, are not delivered pursuant to such rights or warrants prior to such expiration, the Exchange Ratio shall be readjusted to the Exchange Ratio which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of Vodafone Ordinary Shares or Vodafone ADRs, as applicable, actually delivered pursuant to such rights or warrants.

                           (iii) Any Vodafone Ordinary Shares issuable in
                   payment of a dividend on the Vodafone Ordinary Shares, or Vodafone ADRs issuable as a distribution on the Vodafone ADRs, will be deemed to have been issued immediately before the close of business on the record date for the dividend or distribution for purposes of calculating the number of outstanding Vodafone Ordinary Shares or Vodafone ADRs under this paragraph.

                            (iv) All adjustments to the Exchange Ratio shall be
                   calculated to the nearest 1/10,000th of a Vodafone ADR (or if there is not a nearest 1/10,000th of a Vodafone ADR, to the next higher 1/10,000th of a Vodafone ADR). No adjustment in the Exchange Ratio shall be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (a)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Ratio pursuant to paragraphs (a)(i) or (a)(ii) of this Section, an adjustment shall also be made to the Maturity Price as such term is used throughout the definition of Exchange Ratio set forth in Section 101. The required adjustment to the Maturity Price shall be made at Maturity by multiplying the Maturity Price by the number or fraction determined under paragraphs (a)(i) and/or (a)(ii) of this Section by which the original Exchange Ratio was multiplied to adjust such rate. Each adjustment to the Exchange Ratio and the Maturity Price shall be made successively.

                  (b) OTHER ADJUSTMENT EVENTS. In the event of (i) any distribution to all holders of ADRs of cash (excluding distributions of Ordinary Cash Dividends received from Vodafone on the Vodafone Ordinary Shares), securities (other than distributions of securities constituting Dilution Events) or other assets, (ii) any consolidation or merger of Vodafone with or into another entity (other than a merger or consolidation in which Vodafone is the continuing corporation after the consolidation or merger and the Vodafone ADRs outstanding immediately before the consolidation or merger are not exchanged for cash, securities or other property of Vodafone or another corporation), or (iii) any liquidation, dissolution or winding up of Vodafone (any such event, an "Adjustment Event"), the property receivable by Holders of PIES at Maturity shall be subject to adjustment from time to time as follows:

                  (1) Each Holder of a PIES will receive at Maturity, in lieu of or (in the case of an Adjustment Event described in clause (i) of this paragraph
(b)) in addition to, Vodafone ADRs that it would otherwise receive as required by Section 202, cash in an amount equal to (A) if the Maturity Price is greater than or equal to the Threshold Appreciation Price, $______ multiplied by the Transaction Value, (B) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, the product of (x) the Initial Price divided by the Maturity Price multiplied by (y) the Transaction Value and (C) if the Maturity Price is less than or equal to the Initial Price, the Transaction Value.

                  (2) Following an Adjustment Event, the Maturity Price, as such term is used throughout the definition of Exchange Ratio and in subparagraph (b)(1) above, shall be deemed to equal (A) if Vodafone ADRs are outstanding at Maturity, the Maturity Price of the Vodafone ADRs, plus the Transaction Value, or (B) if Vodafone ADRs are not outstanding at Maturity, the Transaction Value.

                  (3) Notwithstanding the foregoing, with respect to any securities received in an Adjustment Event that (A) are (i) listed on a United States national securities exchange, (ii) reported on a United States national securities system subject to last sale reporting (iii) reported on a Qualifying European Securities Exchange, (iv) traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (v) for which bid and ask prices are available from at least three nationally recognized investment banking firms and (B) are either (x) perpetual equity or debt securities or (y) non-perpetual equity or debt securities with a stated maturity after the Stated Maturity ("Reported Securities"), the Company may, at its option, in lieu of delivering cash in respect of all or a percentage (selected by the Company in its discretion) of such Reported Securities received in an Adjustment Event, as determined in accordance with the definition of "Transaction Value" set forth in Section 101, deliver a number of such Reported Securities with a value equal to all cash amounts that would otherwise be deliverable in respect of all or such percentage of Reported Securities received in such Adjustment Event, as determined in accordance with the definition of "Transaction Value" set forth in Section 101; PROVIDED, HOWEVER, that (i) if such option is exercised in respect of less than all cash amounts that would otherwise be deliverable in respect of Reported Securities received in an Adjustment Event, the Company shall deliver all cash amounts as to which such option has not been exercised and (ii) the Company may not exercise such option if such Reported Securities have not yet been delivered to the Holders entitled thereto following such Adjustment Event or any record date with respect thereto. If the Company delivers any Reported Securities, each Holder of a PIES will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such Reported Securities. If, following any Adjustment Event, any Reported Security ceases to qualify as a Reported Security, then (x) the Company may no longer elect to deliver such Reported Security in lieu of an equivalent amount of cash and (y) notwithstanding clause (b) of the definition of Transaction Value, the Transaction Value of such Reported Security shall mean the fair market value of such Reported Security on the date such security ceases to qualify as a Reported Security, as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

                  (4) The amount of cash and/or the kind and number of securities into which the PIES shall be exchangeable after an Adjustment Event shall be subject to adjustment following the date of such Adjustment Event in the same manner and upon the occurrence of the same type of events as described in paragraphs (a) and (b) of this Section with respect to Vodafone ADRs.

                  SECTION 206.  Notice of Adjustments and Certain Other Events.

                  (a) Whenever the Exchange Ratio is adjusted as herein provided or an Adjustment Event occurs, the Company shall forthwith compute the adjusted Exchange Ratio (or Transaction Value) in accordance with Section 205 and prepare an Officers' Certificate signed by an officer of the Company setting forth the adjusted Exchange Ratio (or Transaction Value), the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee.

                   (b) Within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Ratio pursuant to Section 205(a) (each, a "Dilution Event") or an Adjustment Event that permits or requires a change in the consideration to be received by Holders pursuant to Section 205(b) (or, in either case, if the Company is not aware of such occurrence, as soon as practicable after becoming, so aware) the Company shall provide written notice to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of PIES at Maturity in the Borough of Manhattan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of PIES at their last addresses as they shall appear upon the registration books of the Security Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified) a notice of the occurrence of such Dilution Event or Adjustment Event including:

         (i) a statement in reasonable detail setting forth the method by which any adjustment to the Exchange Ratio or change in the consideration to be received was determined and setting forth the revised Exchange Ratio or consideration, as the case may be, per PIES, PROVIDED, THAT, in respect of any adjustment to the Maturity Price, such notice need only disclose the factor by which the Maturity Price is to be multiplied pursuant to Section 205(a)(iii) in order to determine which clause of the definition of the Exchange Ratio will apply at Maturity, it being understood that, until Maturity, the Exchange Ratio itself cannot be determined; and

          (ii) either (x) the date on which a record is to be taken for the purpose of the relevant distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of record of Vodafone ADRs or Vodafone Ordinary Shares, as the case may be, to be entitled to such distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which the relevant reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

Following any Adjustment Event, the provisions of this paragraph (b) shall apply with respect to any Reported Securities in the same manner as with respect to Vodafone, the Vodafone ADRs and the Vodafone Ordinary Shares.

                  (c) On or prior to the twenty-first Business Day preceding the Stated Maturity of the PIES, the Company will provide notice to the Holders of record of the PIES and to the Trustee and will publish a notice in a daily newspaper of national circulation in each of the United States and the United Kingdom stating whether the Company will deliver, in accordance with Section 202, Vodafone ADRs, cash (and/or, in accordance with Section 205(b), cash or

Reported Securities) or a combination thereof upon the mandatory exchange of the principal amount of the PIES and, if a combination of cash or such securities, the relative proportion of each. After the close of business on the Business Day immediately preceding the Stated Maturity of the PIES, the Company shall notify the Trustee in writing of the number of Vodafone ADRs and/or Reported Securities, or the amount of cash, to be delivered per PIES.

                  (d) An election pursuant to the first paragraph of Section 204 will be effective if, not less than twenty-one Business Days nor more than sixty Business Days preceding the Stated Maturity of the PIES, the Company provides notice to Holders of record of the PIES and to the Trustee and publishes a notice in a daily newspaper of national circulation in each of the United States and the United Kingdom stating the Company's election to extend the Maturity of the PIES to February 15, 2003 or May 15, 2003, as the case may be, in accordance with Section 204, subject, in either case, to Post-Extension Termination in accordance with Section 204.

                  (e) An election pursuant to the second paragraph of Section 204 will be effective if (subject to satisfaction of any additional conditions set forth in Section 204), not less than twenty-one Business Days nor more than thirty Business Days preceding the anticipated settlement date of a Refinancing Offer, the Company (i) gives notice to the Holders of record of the PIES (a) of the Company's intention to launch and consummate a Refinancing Offer and of such anticipated settlement date and (b) that, pursuant to the terms described herein, the PIES will be terminated and repurchased by Company on the anticipated settlement date of the Refinancing Offer and (ii) simultaneously with giving such notice, gives notice to The Depository Trust Company and the Trustee and publishes a notice in a daily newspaper of national circulation in each of the United States and the United Kingdom stating whether the principal amount of each PIES will be exchanged for Vodafone Ordinary Shares, cash or a combination thereof and, if a combination of cash and shares, the relative proportions thereof.

                  (f) If Vodafone Ordinary Shares cease to be represented by American Depositary Receipts issued under a depositary receipt program sponsored by Vodafone, or Vodafone ADRs cease to be listed on the NYSE (and are not at that time listed on another United States national securities exchange), all references in this Supplemental Indenture to the Vodafone ADRs will be deemed to have been replaced by a reference to the number of Vodafone Ordinary Shares corresponding to the Vodafone ADRs on the last day on which the Vodafone ADRs were traded on the NYSE (as adjusted, pursuant to the provisions of Section 205, for any other property the Vodafone ADRs represented as if the other property had been distributed to holders of the Vodafone ADRs on that day).

                  SECTION 207.  TAXES.

                  The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Vodafone ADRs (or Reported Securities) pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Vodafone ADRs (or Reported Securities) in a name other than that in which the PIES so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                  SECTION 2.08.  DELIVERY OF SECURITIES UPON MATURITY.

                  All Vodafone ADRs and Reported Securities deliverable to Holders upon the Maturity of the PIES shall be delivered to such Holders, whenever practicable, in such manner (such as by book-entry transfer) so as to assure same-day transfer of such Securities to Holders and otherwise in the manner customary at such time for delivery of such Securities and Securities of the same type.

                                   ARTICLE III
                                    Covenants

                  SECTION 301.  SHARES FREE AND CLEAR.

                  With respect to the PIES only and for the benefit of only the Holders thereof, the Company covenants and warrants that upon exchange of a PIES at Maturity pursuant to the Indenture and this Supplemental Indenture, the Holder of a PIES shall receive valid title to the Vodafone ADRs (and, in the event an Adjustment Event has occurred and Reported Securities are delivered, the Reported Securities) for which such PIES is at such time exchangeable pursuant to the Indenture and this Supplemental Indenture, free and clear of any and all liens, claims, charges and encumbrances whatsoever. To the extent provided in Section 207, the Company will pay all taxes and charges with respect to the delivery of Vodafone ADRs (and Reported Securities) delivered in exchange for PIES hereunder. In addition, the Company further warrants that any Vodafone ADRs (and Reported Securities) so delivered in exchange for PIES hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of Vodafone or the issuer of such Reported Securities).

                  Section 302.  EVENT OF DEFAULT.

                  With respect to the PIES only and for the benefit of only the Holders thereof, Section 6.01 of the Indenture is amended to include the following additional Event of Default after clause (5) thereof:

                  "(6) the Company fails at any time after terminating certain of its obligations under Section 8.01 hereof to deposit with the Trustee from time to time cash and securities in the amounts and, in the case of the securities, of the type required by the provisions of Section 8.01 hereof within two Business Days of receipt of notice of such failure by the Trustee or the Company."

                  Section 303.  DISCHARGE OF INDENTURE.

                  With respect to the PIES only and for the benefit of only the Holders thereof, Sections 8.01, 8.02 and 8.03 of the Indenture are amended and restated to read in their entirety as follows:

                  Section 8.01 DEFEASANCE.

                  (a) The Company shall cease to be under any obligation with respect to the PIES or with respect to this Indenture with respect to the PIES (other than the Continuing Obligations) on the 91st day after the following applicable conditions have been satisfied (and thereafter such non-compliance shall not constitute an Event of Default): (i) the Company shall have irrevocably deposited with respect to the PIES in trust with the Trustee as trust funds, specifically pledged as security for, and dedicated solely to, the benefit of the Holders with respect to each PIES (A) the maximum number of Vodafone ADRs and of any Reported Securities, in either case, that could (based on the Share Components of the Exchange Ratio at the time of deposit and assuming no exercise of the Cash Delivery option and full exercise of the option to deliver Reported Securities in lieu of cash in respect of such securities received in an Adjustment Event) be deliverable at Maturity, with respect to such PIES and (B) U.S. Government Obligations (as defined below), cash or a combination thereof, in any case, sufficient (without any reinvestment of interest or principal of such U.S. Government Obligations), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay not later than one day before due (1) all interest on such PIES to Stated Maturity and (2) the maximum cash amount with respect to such PIES that could be deliverable at Maturity with respect to any cash or property other than Reported Securities received in an Adjustment Event; (ii) no Default or Event of Default with respect to this Indenture or the PIES shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit; (iii) the Company has delivered to the Trustee an Opinion of Counsel in form satisfactory to the Trustee to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option described in clause (i) and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised;
(iv) the Company has paid or duly provided for payment of all amounts then due to the Trustee pursuant to the terms of this Indenture; (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating, as applicable, that all conditions precedent provided for herein relating to the discharge of the Company's obligations to comply with certain covenants have been complied with; and (vi) the Company has delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 90 days after the deposit, the trust funds will not be subject to the effect of any applicable Federal or State bankruptcy, insolvency or similar law.

                  (b) If any Dilution Event or any Adjustment Event shall occur, in either case, following a deposit (an "initial deposit") pursuant to paragraph (a) of this Section, then the Company shall make an additional deposit with the Trustee (or the Trustee shall remit to the Company) a number of Vodafone ADRs, Reported Securities, U.S. Government Obligations and an amount of cash such that the Trustee will hold the number of such securities and amount of cash that it would be entitled to hold if such initial deposit (and any permitted substitutions described below) were made immediately following such event.

                  (c) Unless the Company is in default under the Indenture, it may, at its option, substitute for the Vodafone ADRs or Reported Securities deposited pursuant to paragraph (a) of this Section U.S. Government Obligations having an aggregate market value at the time of substitution and at daily mark-to-market valuations thereafter of not less than 125% (except as provided below) of the product of the Closing Price per Vodafone ADR or security of Reported Securities, respectively, on the day immediately preceding the time of each substitution or valuation multiplied by the number of Vodafone ADRs or Reported Securities, respectively, for which such obligations are being substituted. The Company may, at its option substitute U.S. Government Obligations for Vodafone ADRs or for Reported Securities pledged after any dilution adjustment or Adjustment Event in the same manner described above for such securities pledged pursuant to paragraph (a) of this Section. Prior to any substitution made pursuant to this paragraph, the Company shall deliver to the Trustee a legal opinion of nationally recognized counsel to the effect that the deposit of U.S. Government Obligations having an aggregate market value of 125% of the amount specified above is sufficient to avoid a violation of any applicable regulation of the Governors of the Federal Reserve Board. If the Company delivers an opinion to the foregoing effect but with respect to a greater percentage, then all references in this paragraph to 125% shall be deemed to be references to such greater amount, as in the opinion of such counsel, shall be required to avoid any such violation.

                  (d) Except in the case of U.S. Government Obligations deposited in respect of a cash amount that could be deliverable at Maturity, the Trustee will promptly pay over to the Company any dividends, interest, principal or other payments received by the Trustee in respect of any securities and deposit with it, unless the Company is in default on its obligations under the PIES, or unless the payment of such amount to the Company would cause the cash and securities on deposit with the Trustee to become insufficient under the provisions of this Section 8.01.

                  (e) Notwithstanding anything to the contrary in this
Section 8.01, the Company shall not substitute U.S. Government Obligations and shall not replace Vodafone ADRs or Reported Securities within the 21 Business Days preceding Stated Maturity. If at Maturity the number of Vodafone ADRs (or, after an Adjustment Event, Reported Securities) on deposit with the Trustee pursuant to this Article 8 is insufficient to meet the obligations (based on the actual Maturity Price and the assumption that the Cash Delivery Option is not exercised) under any PIES to deliver such securities, the Trustee will distribute to the Holders pro rata all of such securities held by it and, as to the remaining obligation to deliver such securities, shall deliver the cash equivalent that the Company would have been allowed to deliver thereunder, in the form of cash generated from the liquidation of U.S. Government Obligations then pledged by the Company.

                  (f) Unless the Trustee holds, as of the 21st Business Day preceding Stated Maturity, sufficient Vodafone ADRs with which to settle the PIES in their entirety, the Company will notify The Depository Trust Company and the Trustee and publish a notice in a daily newspaper of national circulation in each of the United States and the United Kingdom stating the proportions of securities and cash that will be delivered at Maturity. The Trustee shall promptly remit to the Company any excess cash or securities on deposit after all amounts owing in respect of the PIES at Maturity have been paid in full.

                  (g) After a deposit by the Company in accordance with this
Section in respect of the PIES, the Trustee upon request shall acknowledge in writing the discharge of the

Company's obligations under the PIES in respect of which the deposit has been made and under the Indenture with respect to the PIES except for those Continuing Obligations specified above.

                  (h) U.S. Government Obligations shall not be callable at the issuer's option.

                   (i) "U.S. Government Obligations" means (i) direct
                  obligations of the United States of America for the payment of which the full faith and credit of the United States or America is pledged; or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

                  Section 8.02 Application of Trust Money.

                  The Trustee shall hold in trust Vodafone ADRs, Reported Securities, U.S. Government Obligations, cash or a combination thereof deposited with it pursuant to Section 8.01. It shall apply the deposited Vodafone ADRs, Reported Securities, cash or cash generated from the liquidation of the U.S. Government Obligations pledged by the Company through any Paying Agent and in accordance with this Supplemental Indenture to the payment of principal of and interest on the PIES.

                  Section 8.03 Repayment to the Company.

                  The Trustee and any Paying Agent shall promptly pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an abandoned property law designates another person. Upon payment to the Company, the Trustee and any Paying Agent are released of any further obligation or liability with respect to the utilization of such moneys."

                  SECTION 304.  TAX TREATMENT.

                   The parties hereto hereby agree, and each Holder of a PIES by its purchase of a PIES hereby agrees:

                   (i) to treat, for U.S. federal income tax purposes, each PIES as a forward purchase contract to purchase Vodafone ADRs at Maturity (including as a result of acceleration or otherwise) (the "FORWARD PURCHASE CONTRACT CHARACTERIZATION"), under the terms of which contract (a) at the time of issuance of the PIES the Holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the PIES to assure the fulfillment of the Holder's purchase obligation described in clause (c) below, which deposit will unconditionally and irrevocably be applied at Maturity to satisfy such obligation, (b) until Maturity the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on the PIES as compensation to the Holder for the Company's use of such cash deposit during the term of the PIES, and (c) at

                  Maturity such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the Holder's obligation under the forward purchase contract, and the Company will deliver to the Holder the number of Vodafone ADRs that the Holder is entitled to receive at that time pursuant to the terms of the PIES (subject to the Company's right to deliver cash or Reported Securities in lieu of the Vodafone ADRs);

                  (ii) to treat, consistent with the above characterization,
                  (x) amounts paid to the Company in respect of the original issue of a PIES as allocable in their entirety to the amount of the cash deposit attributable to such PIES and (y) amounts denominated as interest that are payable with respect to the PIES as interest payable on the amount of such deposit, includible annually in the income of the Holder as interest income in accordance with its method of accounting;

                   (iii) not to treat the delivery of any portion of the
                  Vodafone ADRs, cash or Reported Securities to be delivered pursuant to this Agreement (other than in respect of stated interest) as the payment of interest or ordinary income; and

                   (iv) to file all U.S. federal, state and local income and
                  franchise tax returns consistent with the forward purchase contract characterization (unless required otherwise by an applicable taxing authority).

                                   ARTICLE IV
                                  Miscellaneous

                  SECTION 401.  CONFIRMATION OF INDENTURE.

                  The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

                  SECTION 402.  CONCERNING THE TRUSTEE.

                  The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                                  ----------

                  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       MEDIAONE GROUP, INC.


                                       By:______________________________
                                          Name:
                                          Title:


Attest:______________________________
       Name:
       Title:

                                       BANK ONE TRUST COMPANY, NA,
                                         as Trustee


                                       By:______________________________
                                          Name:
                                          Title:


Attest:______________________________
       Name:
       Title:

STATE OF  )
                  )         SS:
COUNTY OF )

                  On the day of ___________, 1999, before me personally came___________ __________________________, to me known, who, being by me duly sworn, did depose and say that she/he is the ______________________ of MEDIAONE GROUP, INC., one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                             ________________________________
                                                       Notary Public


SEAL



STATE OF  )
                  )         SS:
COUNTY OF )

                  On the day of ___________, 1999, before me personally came___________ __________________________, to me known, who, being by me duly sworn, did depose and say that she/he is the ______________________ of Bank One Trust Company, NA, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                             ________________________________
                                                       Notary Public

SEAL

EXHIBIT A

                                                                    EXHIBIT A

                  This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary, or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

NO.__________________                                CUSIP NO. ________


                              Form of Face of PIES

                              MEDIAONE GROUP, INC.

                                   [ ] PIES-SM-

                   (Premium Income Exchangeable Securities-SM-)

                  ___% Exchangeable Note due November 15, 2002

                   (Subject to Exchange at Maturity into ADRs
           Representing Ordinary Shares, Nominal Value $.10 Per Share, of
                   Vodafone AirTouch Public Limited Company)

                  MediaOne Group, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _____ DOLLARS (or $___ for each Premium Income Exchangeable Securities (each, a "PIES") represented by this note) on November 15, 2002 (subject to the mandatory exchange provisions at Maturity described below) unless extended (as described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such principal amount from and including _________ __, 1999, or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for to but excluding the relevant Interest Payment Date, quarterly February 15, May 15, August 15, and November 15 of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing February 15, 2000, at the rate per annum specified in the title of this note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the person in whose name this PIES (or the PIES in exchange or substitution for which this PIES was issued) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The "Regular Record Date" for any interest payment is the close of business on the last day of the calendar month immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined below), PROVIDED, that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this PIES) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, as the case may be, and may be paid to the person in whose name this PIES (or the PIES in exchange or substitution for which this PIES was issued) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the PIES, notice whereof shall be given to Holders of the PIES not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the PIES may be listed, and upon such notice as may be required by such exchange. At Maturity, the principal amount of this PIES will be mandatorily exchanged into a number of American Depositary Receipts (the "Vodafone ADRs") representing ordinary shares, par value $.10 per share (the "Vodafone Ordinary Shares"), of Vodafone AirTouch Public Limited Company ("Vodafone") at the Exchange Ratio (as defined below). The "Exchange Ratio" is equal to (a) if the Maturity Price (as defined below) is greater than or equal to $____ (the "Threshold Appreciation Price"), ___ Vodafone ADRs per PIES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $____ (the "Initial Price"), a fraction of one Vodafone ADR per PIES equal to the quotient of (i) the Initial Price divided by (ii) the Maturity Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one Vodafone ADR per PIES. ACCORDINGLY, THE VALUE OF THE VODAFONE ADRS TO BE RECEIVED BY HOLDERS OF THE PIES (OR, AS DISCUSSED BELOW, THE CASH EQUIVALENT FOR ALL OR PART THEREOF OR OTHER CONSIDERATION THAT MAY BE RECEIVED IN LIEU OF OR IN ADDITION TO SUCH ADRS) AT MATURITY MAY BE LESS THAN THE PRINCIPAL AMOUNT OF SUCH PIES. Any Vodafone ADRs delivered by the Company to the Holders of the PIES that are not affiliated with Vodafone shall be free of any transfer restrictions, and the Holders of PIES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such ADRs. No fractional Vodafone ADRs will be issued at Maturity as provided in the Indenture. The Company may at its option deliver cash in lieu of delivering all or a portion (such portion to be selected by the Company in its discretion) of the Vodafone ADRs otherwise deliverable at Maturity (the "Cash Delivery Option"). The amount of cash deliverable in respect of each PIES (calculated to the nearest 1/100th of a dollar per PIES or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) shall be equal to the product of the number of Vodafone ADRs otherwise deliverable in respect of such PIES on the date of

Maturity multiplied by the Maturity Price. An election to exercise the Cash Delivery Option with respect to less than all of the Vodafone ADRs otherwise deliverable at Maturity shall not in any way limit the Company's obligation to deliver the remaining Vodafone ADRs otherwise deliverable at Maturity. Notwithstanding the foregoing, (i) in the case of certain dilution events, the Exchange Ratio will be subject to adjustment and (ii) in the case of certain adjustment events, the consideration received by Holders of PIES at Maturity will be other securities and/or cash, each as provided in the Indenture.

                  The "Maturity Price" is defined as the average Closing Price per Vodafone ADR on the 20 Trading Days immediately prior to, but not including, the date of Maturity or, under certain circumstances, the market value per Vodafone ADR on the first Trading Day prior the date of Maturity as determined by a nationally recognized independent investment banking firm retained for such purpose by the Company, as provided in the Indenture, or, under certain other circumstances, the market value per Vodafone ADR on the Trading Day immediately preceding the date that a Refinancing Offer (as defined in the Indenture) is priced (the "Pricing Date") or, if such Refinancing Offer is priced after 4:00 p.m., New York time, on the Pricing Date, the Closing Price per Vodafone ADR on the Pricing Date, as provided in the Indenture. The "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of the security on the NYSE on the relevant date, (ii) if the security is not listed for trading on the NYSE on the relevant date, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on the relevant date by the NASDAQ Stock Market, (iii) if the security is not listed for trading on the NYSE and not reported on the NASDAQ Stock Market on the relevant date, the U.S. dollar equivalent (converted from U.K. pounds sterling at the Noon Buying Rate (as defined in the Indenture) on the relevant date) of the closing sale price (or, if no closing price is reported, the last reported sale price) of the security as derived from the Daily Official List of the London Stock Exchange on the relevant date, (iv) if the security is not listed for trading on the NYSE or the London Stock Exchange and not reported the NASDAQ Stock Market on the relevant date, as reported in the composite transactions on the relevant date for the principal United States securities exchange on which the security is so listed, (v) if the security is not so reported, the last quoted bid price for the security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization, or (vi) if the security is not so quoted, the average of the mid-point of the last bid and ask prices for the security on the relevant date from each of at least three nationally recognized independent investment banking firms that we select for this purpose. For purposes of determining the Maturity Price, the Closing Price of any securities on any day prior to any "ex-dividend" date occurring during the relevant 20 Trading Day Period for any dividend paid or to be paid with respect to such security should be reduced by the amount of such dividend and the amount of a non-cash dividend or distribution will be equal to the value of that dividend or distribution as determined by a nationally recognized investment banking firm retained for such purpose by the Company. "Trading Day" means a business day on which the relevant security for purposes of determining the Maturity Price
(i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market in the United States or the United Kingdom at the close of business and (ii) has traded at least once on the United States national or regional securities exchange or association, Qualifying European Securities Exchange or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

                  Interest on this PIES will be payable, and delivery of Vodafone ADRs and/or such other consideration as permitted or required herein (or, at the Company's option, cash in an amount equal to the value of such Vodafone ADRs and/or other consideration) in exchange for the principal amount of this PIES at Maturity will be made upon surrender of this PIES, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and payment of interest on (and, if the Company elects not to deliver Vodafone ADRs and/or other securities upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this PIES will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the register for the PIES.

                  ADDITIONAL PROVISIONS OF THIS PIES ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this PIES by manual signature, this PIES shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "PIES" and "Premium Income Exchangeable Securities" are service marks of Lehman Brothers Inc.

                  IN WITNESS WHEREOF MediaOne Group, Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:


                                       MEDIAONE GROUP, INC.


                                       By:____________________________________
                                          Name:
                                          Title:


                                       By:____________________________________
                                          Name:
                                          Title:

Attest:
Name:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

                                       BANK ONE TRUST COMPANY, NA,
                                          AS TRUSTEE

                                       By:____________________________________
                                          Authorized Signature

                             Form of Reverse of PIES

                              MEDIAONE GROUP, INC.

                  ___% Exchangeable Note due November 15, 2002

                   (Subject to Exchange at Maturity into ADRs
         Representing Ordinary Shares, Nominal Value $.10 Per Share, of
                    Vodafone AirTouch Public Limited Company)

                  This PIES is one of a duly authorized issue of unsubordinated debentures, notes, or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the Series hereinafter specified, which Series is limited in aggregate principal amount to $______, all such Securities issued and to be issued under an indenture dated as of November 13, 1995 between the Company and Bank One Trust Company, NA (successor to The First National Bank of Chicago), as Trustee, as supplemented by a First Supplemental Indenture dated as of December 6, 1995, a Second Supplemental Indenture dated as of May 8, 1996, a Third Supplemental Indenture dated as of July 30, 1998 and a Fourth Supplemental Indenture dated as of ________, 1999 (as so supplemented and as may be further supplemented from time to time, the "Indenture") between the Company and Bank One Trust Company, NA (successor to The First National Bank of Chicago) as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), pursuant to which the Company has designated Bank One Trust Company, NA as Trustee for the PIES, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each Series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars, (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking fund or other purchase provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This PEES is one of a Series of the Securities designated as ___% Exchangeable Notes Due November 15, 2002.

                  The PIES may not be redeemed or terminated prior to Stated Maturity (except as provided in the Indenture) and are not entitled to the benefit of any sinking fund.

                  The Company may at its option elect to extend the Stated Maturity of the PIES to February 15, 2003 and may further elect to extend the Maturity of the PIES to May 15, 2003 (each, an "Extension Period") under certain circumstances, subject, in either case, to Post-Extension Termination (as defined in the Indenture). In the event that the Company exercises its option to extend the Maturity of the PIES to May 15, 2003, interest at the rate set forth above will continue to accrue on the PIES until Maturity and additional interest will accrue in arrears, commencing February 15, 2003 until Maturity (including by Post-Extension Termination), at a rate per annum equal to 0.5% of the principal amount of the PIES. Such additional interest shall be payable in the same manner, at the same time and to the same Holders as other interest payments required to be made under the PIES.

                  The Company may elect to cause all but not less than all of the PIES to be terminated and repaid at any time within an Extension Period upon completion of a Refinancing Offer. The Company may exercise this election upon satisfaction of certain conditions described in the Indenture. The related date of Maturity for the PIES shall be the anticipated settlement date indicated in such notice or, if two Business Days' prior notice to Holders thereof is given, such later date as the Refinancing Offer actually settles.

                  The provisions contained in the Indenture for defeasance and discharge of the Company's obligations upon compliance by the Company with certain conditions set forth therein will be applicable to the PIES.

                  If an Event of Default with respect to the PIES, as defined in the Indenture, shall occur and be continuing, the principal of all PIES may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for Vodafone ADRs and/or other consideration as permitted or required under the terms hereof (or, at the Company's option, cash), all in the manner and with the effect provided in the Indenture.

                  If Vodafone Ordinary Shares cease to be represented by American Depositary Receipts issued under a depositary receipt program sponsored by Vodafone, or Vodafone ADRs cease to be listed on the NYSE (and are not at that time listed on another United States national securities exchange), all references in this PIES to the Vodafone ADRs will be deemed to have been replaced by a reference to the number of Vodafone Ordinary Shares corresponding to the Vodafone ADRs on the last day on which the Vodafone ADRs were traded on the NYSE (as adjusted, pursuant to the provisions of the Indenture, for any other property the Vodafone ADRs represented as if the other property had been distributed to holders of the Vodafone ADRs on that day).

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each Series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any Series at the time outstanding, on behalf of the Holders of all the Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this PIES shall be conclusive and binding upon such Holder and upon all future Holders of this PIES and of any PIES issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent of waiver is made upon this PIES.

                  No reference herein to the Indenture and no provision of this PIES or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this PIES at the times, place and rate, and in the manner, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, this PIES is transferable on the register for the PIES, upon surrender of this PIES for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for the PIES duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new PIES, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

                  Certain capitalized terms used in this PIES but not defined herein have the meanings set forth in the Indenture.

                  THIS PIES SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  The Company, the Trustee for the PIES and any agent of the Company or such Trustee may treat the person in whose name this PIES is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this PIES be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary, provided that nothing in this PIES or the Indenture is intended to prevent the Company or the Trustee from giving effect to the terms of the Issuing and Paying Agency Agreement between the Company, The Bank of New York and the Bank of New York, London, to be dated __________ __, 1999.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT -     ____ Custodian ___
TEN ENT -as tenants by the entreaties                     (Cust)        (Minor)
JT TEN  - as joint tenants with right of      Under Uniform Gifts to Minors Act
            survivorship and not as
            tenants in common                    ______________________________
                       (State)

                  Additional abbreviations may also be used though not in the above list.

                                  ----------

                   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee

_______________________

_____________________________________________________________________________

_____________________________________________________________________________
 Please Print or Type Name and Address Including Postal Zip Code of Assignee

_____________________________________________________________________________
the within PIES and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________________________attorney to transfer said PIES on the books of MediaOne Group, Inc. with full power of substitution in the premises.

Dated:__________________________    _______________________________________
                                    Signature

                                    _______________________________________
                                    NOTICE: The signature to this
                                    assignment must correspond with
                                    the name as it appears upon the
                                    face of the within PIES in every
                                    particular, without alteration
                                    or enlargement or any change
                                    whatsoever.